Exhibit 99.1

News Release

MyoKardia Reports First Quarter 2020 Financial Results

Brisbane, Calif., May 6, 2020 -- MyoKardia, Inc. (Nasdaq: MYOK), today reported financial results for the first quarter ended March 31, 2020.

“Our team has continued to drive toward our mission, despite the extraordinary personal and professional disruptions introduced by the COVID-19 pandemic. The progress made has been exciting and inspiring, and I couldn’t be more proud of our team and the extended community of patients, clinicians, scientists and hospital staff,” said Tassos Gianakakos, MyoKardia’s Chief Executive Officer. “In March, we announced the complete results from the Phase 2 MAVERICK-HCM clinical trial, a landmark study in non-obstructive HCM patients that paves the way for mavacamten in this form of HCM and furthers our confidence in studying mavacamten in additional diseases driven by diastolic dysfunction. The growing body of evidence with mavacamten speaks to its potential as a first-in-class therapy for HCM as we approach topline data from our pivotal Phase 3 EXPLORER-HCM trial.”

Clinical Program Highlights

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EXPLORER-HCM Phase 3 Topline Data Anticipated in Second Quarter 2020: Today, MyoKardia reiterated that key clinical and regulatory milestones associated with the development of mavacamten for obstructive hypertrophic cardiomyopathy (HCM) remain on track, and the company expects to report topline data from the Phase 3 EXPLORER-HCM study in the second quarter of 2020.

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Results Reported from the MAVERICK-HCM Phase 2 Clinical Trial: At the American College of Cardiology’s 69th Annual Scientific Session together with the World Congress of Cardiology (ACC.20/WCC Virtual), complete results from the Phase 2 MAVERICK-HCM clinical trial were presented. Mavacamten was generally well-tolerated in patients with non-obstructive HCM in the 16-week dose-ranging study. Statistically significant improvements in key biomarkers of cardiac injury and wall stress were observed, suggesting that mavacamten may offer physiological benefit. An analysis of study participants with higher risks associated with their disease or greater diastolic impairment demonstrated clinical responses across multiple parameters among patients on active treatment versus placebo. Improvements in exploratory efficacy endpoints, including NT-proBNP and troponin levels, were also observed.

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Enrollment in Ongoing and Planned Clinical Studies Paused due to COVID-19: As announced in March, in response to the coronavirus pandemic, MyoKardia has paused new patient enrollment in the MAVA-LTE long-term extension study of mavacamten and in the Phase 1 healthy volunteer study of MYK-224.

Clinical trials planned to initiate in the second quarter of 2020, including the VALOR-HCM Phase 3 clinical study of mavacamten as an alternative to septal reduction therapy (SRT), the Phase 2 proof-of-concept study of mavacamten in a targeted subgroup of patients with heart failure with preserved ejection fraction (HFpEF), and the Phase 2 trial of danicamtiv (formerly MYK-491) in patients with genetic dilated cardiomyopathy (DCM), are delayed until conditions permit.

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Timing for Danicamtiv Phase 2a Data Pending: MyoKardia planned to present results from the Phase 2a multiple-ascending dose clinical trial of danicamtiv at a medical meeting during the second quarter of 2020. If a virtual presentation option is not available for this conference, MyoKardia will pursue publication and/or presentation of the Phase 2a results in an alternate peer-review forum in the next several months. As reported in October 2019, interim data from the Phase 2a clinical trial show that danicamtiv increases contractility without impacting diastolic relaxation.

Driven by the Heart

1000 Sierra Point Parkway, Brisbane, CA 94005 / 650-741-0900 / myokardia.com

First Quarter 2020 Financial Results

Cash Position and Guidance: Cash, cash equivalents and investments (short-term and long-term) as of March 31, 2020 were $360.1 million, compared to $430.3 million as of December 31, 2019. Based on the company’s current cash position and timing outlook for key clinical programs, MyoKardia has updated its cash runway guidance, anticipating sufficient funds to execute on current operating plans into the second half of 2021. Financial guidance could be impacted by delays in the commencement of certain clinical trials due to the COVID-19 pandemic among other factors.

R&D Expenses: Research and development expenses were $51.9 million for the first quarter of 2020, compared to $26.2 million for the same period in 2019. The increase in R&D expenses for the first quarter of 2020 was primarily driven by a decrease in research and development reimbursements from Sanofi, increases in personnel expenses and expenses associated with the advancement of the Company’s clinical programs.

G&A Expenses: General and administrative expenses were $19.9 million for the three months ended March 31, 2020, compared to $13.6 million for the same period in 2019. The increase in G&A expenses for the first quarter of 2020 was primarily driven by increases in personnel, stock compensation, infrastructure, and expenses associated with the potential commercialization of mavacamten.

Net Loss: Net loss for the first quarter of 2020 was $69.9 million ($1.50 per share), compared to a net loss of $37.5 million ($0.93 loss per share) for the first quarter of 2019.

In lieu of a quarterly financial results call, MyoKardia management recently conducted a virtual event to review the MAVERICK Phase 2 data and plans to host a conference call and webcast to discuss the EXPLORER topline data in the second quarter.

About MyoKardia

MyoKardia is a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases. The company is pioneering a precision medicine approach to its discovery and development efforts by 1) understanding the biomechanical underpinnings of disease; 2) targeting the proteins that modulate a given condition; 3) identifying patient populations with shared disease characteristics; and 4) applying learnings from research and clinical studies to inform and guide pipeline growth and product advancement. MyoKardia’s initial focus is on small molecule therapeutics aimed at the proteins of the heart that modulate cardiac muscle contraction to address diseases driven by excessive contraction, impaired relaxation, or insufficient contraction. Among its discoveries are three clinical-stage therapeutics: mavacamten (formerly MYK-461); danicamtiv (formerly MYK-491) and MYK-224.

MyoKardia’s mission is to change the world for people with serious cardiovascular disease through bold and innovative science.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are usually identified by the use of words such as "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the clinical and therapeutic potential of mavacamten, danicamtiv and MYK-224, the availability of data from the Phase 3 EXPLORER-HCM clinical trial of mavacamten for the treatment of obstructive HCM and the Phase 2a study of danicamtiv in patients with stable heart failure and the Company’s expectation with respect to release of data from these studies, the Company’s ability to advance danicamtiv into a Phase 2 study in patients with genetic DCM, the commencement of a Phase 2 clinical trial of mavacamten in a targeted population of patients with HFpEF, the commencement of VALOR-HCM, the Phase 3 study of mavacamten as a possible alternative to SRT, the enrollment of patients in the MAVA-LTE long term extension study of mavacamten and in the Phase 1 study of MYK-224 in healthy subjects, and the timing of these events as well as the Company’s projected cash runway, reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements ad will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the development and regulation of our product candidates, as well as those set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and our other filings with the SEC. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Michelle Corral

Executive Director, Corporate Communications and Investor Relations

MyoKardia, Inc.

650-351-4690

ir@myokardia.com

Hannah Deresiewicz (Investors)

Stern Investor Relations, Inc.

212-362-1200

hannah.dereseiwicz@sternir.com

Julie Normart (Media)

W2O

628-213-3754

jnormart@w2ogroup.com

MYOKARDIA, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$131,204	$101,436
Short-term investments	218,809	314,691
Prepaid expenses and other current assets	7,486	7,709
Total current assets	357,499	423,836
Property and equipment, net	19,801	15,743
Operating lease right-of-use assets	51,981	417
Long-term investments	10,077	14,153
Restricted cash and other	1,968	1,945
Total assets	$441,326	$456,094
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	5,573	$6,237
Accrued liabilities	32,236	41,292
Operating lease liabilities - current	7,851	383
Total current liabilities	45,660	47,912
Operating lease liability	44,658	—
Other long-term liabilities	1,908	1,908
Total liabilities	92,226	49,820
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized at March 31, 2020 and December 31, 2019; 46,612,186 and 46,379,073 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	897,058	884,486
Accumulated other comprehensive income	671	549
Accumulated deficit	(548,634)	(478,766)
Total stockholders’ equity	349,100	406,274
Total liabilities and stockholders’ equity	$441,326	$456,094

MYOKARDIA, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development	51,878	26,190
Selling, general and administrative	19,902	13,551
Total operating expenses	71,780	39,741
Loss from operations	(71,780)	(39,741)
Interest and other income, net	1,912	2,271
Net loss	(69,868)	(37,470)
Other comprehensive income	122	363
Comprehensive loss	$(69,746)	$(37,107)
Net loss per share, basic and diluted	$(1.50)	$(0.93)
Weighted average number of shares used to compute net loss per share, basic and diluted	46,566,995	40,506,313